SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

FIRST POTOMAC REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (301) 986-9200

Item 2. Acquisition or Disposition of Assets.

     On June 4, 2004, First Potomac Realty Trust (the “Company”) completed its previously announced acquisition of Aquia Commerce Center I & II, an approximately 64,000 square foot, two-building flex/office property located in Stafford, Virginia.

     Aquia Commerce Center I & II was acquired at a purchase price of $11.2 million using available cash, funds drawn from the Company’s revolving line of credit and the assumption of a $1 million fixed-rate first mortgage loan. Aquia Commerce Center I & II is 100 percent leased to the U.S. Government. In connection with the closing of the acquisition, the Company issued a press release which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.

The financial statements for Aquia Commerce Center I & II were included in the Company’s Form 8-K filed on May 28, 2004.

     (b) Pro Forma Financial Information.

The pro forma financial information for Aquia Commerce Center I & II was included in the Company’s Form 8-K filed on May 28, 2004.

     (c) Exhibits.

Exhibit 99.1	Press release with respect to the closing of the Company’s acquisition of Aquia Commerce Center I & II, dated June 7, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST POTOMAC REALTY TRUST (Registrant)

Date: June 7, 2004	By:	/s/ Barry H. Bass

Barry H. Bass
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release with respect to the closing of the Company’s acquisition of Aquia Commerce Center I & II, dated June 7, 2004.